UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 29, 2012
Date of Report
(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of First Federal Bancshares of Arkansas, Inc. (the “Company”) was held on May 29, 2012. Matters voted on by shareholders included (i) the election of directors to the Company’s Board of Directors, and (ii) ratification of the Audit Committee’s appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The final voting results of the shareholders’ votes are reported below.

(i)	The following directors were elected by the indicated votes:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Richard N. Massey	17,290,276	164,515	1,516,761
W. Dabbs Cavin	17,265,499	189,292	1,516,761
K. Aaron Clark	17,357,599	97,192	1,516,761
Frank Conner	17,356,318	98,473	1,516,761
Scott T. Ford	17,321,528	133,263	1,516,761
G. Brock Gearhart	17,356,399	98,392	1,516,761
John P. Hammerschmidt	17,350,684	104,107	1,516,761
O. Fitzgerald Hill	17,356,399	98,392	1,516,761

(ii)	The appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 was ratified by the indicated votes:

Votes For	Votes Against	Votes Abstained
18,970,633	372	547

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ W. Dabbs Cavin
Name:	W. Dabbs Cavin
Title:	Chief Executive Officer

Date:  June 1, 2012